Exhibit 99.3

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	(in thousands, except share and pershare data)

	2013	2012

Revenue	$81,741	$90,232
Operating expenses:
Marketing	5,272	6,089
Commissions	20,158	24,516
Cost of revenue	27,174	26,211
General and administrative	21,007	19,403
Depreciation	2,061	2,494
Amortization	915	885
Total operating expenses	76,587	79,598

Income from operations	5,154	10,634
Interest expense	(76)	(151)
Other (expense) income, net	(272)	34
Income from operations before income taxes	4,806	10,517
Income tax expense	(2,600)	(4,291)
Net income	$2,206	$6,226

Basic earnings per common share	$0.12	$0.36

Diluted earnings per common share	$0.12	$0.33

Cash dividends paid per common share	$0.20	$0.20

Weighted average common shares outstanding- basic	18,037	17,492
Weighted average common shares outstanding- diluted	19,028	18,736

INTERSECTIONS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2013	December 31, 2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$20,015	$25,559
Accounts receivable, net	28,413	22,265
Prepaid expenses and other current assets	5,506	5,140
Income tax receivable	1,062	946
Deferred subscription solicitation costs	9,568	8,298
Total current assets	64,564	62,208
PROPERTY AND EQUIPMENT, net	15,948	17,316
DEFERRED TAX ASSET, net	1,024	3,014
LONG-TERM INVESTMENT	9,314	8,924
GOODWILL	43,235	43,235
INTANGIBLE ASSETS, net	6,612	7,527
OTHER ASSETS	3,623	4,129
TOTAL ASSETS	$144,320	$146,353

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$757	$3,889
Accrued expenses and other current liabilities	18,762	14,082
Accrued payroll and employee benefits	4,669	2,940
Capital leases, current portion	707	766
Commissions payable	553	665
Deferred revenue	5,758	6,025
Deferred tax liability, net, current portion	2,190	2,190
Total current liabilities	33,396	30,557
OBLIGATIONS UNDER CAPITAL LEASE, less current portion	1,268	1,464
OTHER LONG-TERM LIABILITIES	4,570	4,947
TOTAL LIABILITIES	39,234	36,968

STOCKHOLDERS' EQUITY:
Common stock	211	209
Additional paid-in capital	117,794	119,443
Treasury stock	(31,545)	(30,295)
Retained earnings	18,626	20,028
TOTAL STOCKHOLDERS’ EQUITY	105,086	109,385
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$144,320	$146,353

INTERSECTIONS INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,

	2013	2012
Net income	$2,206	$6,226
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	2,061	2,494
Amortization	915	885
Amortization of debt issuance cost	18	15
Provision for doubtful accounts	30	8
Share based compensation	1,519	1,841
Excess tax benefit upon vesting of restricted stock units and stock option exercises	(623)	(1,083)
Accretion of interest on note receivable	(7)	-
Amortization of non-cash consideration exchanged for additional investment	(309)	-
Amortization of deferred subscription solicitation costs	4,805	7,368
Non-cash reduction to value of long-term investment	342	-
Foreign currency transaction gains, net	(13)	(26)
Changes in assets and liabilities:
Accounts receivable	(6,256)	(369)
Prepaid expenses and other current assets	(365)	(940)
Income tax, net	(116)	745
Deferred subscription solicitation costs	(5,952)	(4,623)
Other assets	462	273
Accounts payable	(3,017)	316
Accrued expenses and other current liabilities	4,670	1,238
Accrued payroll and employee benefits	1,289	(647)
Commissions payable	(111)	(5)
Deferred revenue	(267)	(202)
Deferred income tax, net	2,613	2,558
Other long-term liabilities	(69)	10
Cash flows provided by operating activities	3,825	16,082
CASH FLOWS USED IN INVESTING ACTIVITIES:
Exercise of warrants in long-term investment	(732)	-
Proceeds from reimbursements for property and equipment	-	157
Acquisition of property and equipment	(798)	(1,952)
Cash flows used in investing activities	(1,530)	(1,795)
CASH FLOWS USED IN FINANCING ACTIVITIES:
Cash distribution on vesting of restricted stock units	(1,849)	-
Purchase of treasury stock	(1,250)	-
Cash dividends paid on common shares	(3,608)	(3,513)
Repayments under Credit Agreement	-	(10,000)
Excess tax benefit upon vesting of restricted stock units and stock option exercises	623	1,083
Capital lease payments	(254)	(450)
Cash proceeds from stock option exercises	5	95
Withholding tax payment on vesting of restricted stock units and stock option exercises	(1,506)	(1,774)
Cash flows used in financing activities	(7,839)	(14,559)
DECREASE IN CASH AND CASH EQUIVALENTS	(5,544)	(272)
CASH AND CASH EQUIVALENTS—Beginning of period	25,559	30,834
CASH AND CASH EQUIVALENTS—End of period	$20,015	$30,562

INTERSECTIONS INC.
OTHER DATA
(In thousands)

	Three Months Ended March 31,

	2013	2012

Subscribers at beginning of period	4,489	4,946

New subscribers – indirect	35	188

New subscribers – direct	129	124

Cancelled subscribers within first 90 days of subscription	(48)	(73)

Cancelled subscribers after first 90 days of subscription	(284)	(422)

Reclassified subscribers****	(119)	0

Subscribers at end of period	4,202	4,763
Non-Subscriber customers	3,502	4,340
Total customers at end of period	7,704	9,103

Indirect subscribers	49.0%	50.6%
Direct subscribers	51.0	49.4
	100.0%	100.0%

*Cancellations within first 90 days of subscription	29.1%	23.3%
**Cancellations after first 90 days of subscription	20.9%	25.0%

***Overall retention	74.0%	72.0%

Percentage of revenue from indirect marketing arrangements to total customer revenue	19.5%	17.3%

Percentage of revenue from direct marketing arrangements to total customer revenue	80.5	82.7

Total customer revenue	100.0%	100.0%

*	Percentage of cancellation within the first 90 days to subscriber additions for the period

**
Percentage of cancellations greater than 90 days to the number of subscribers at the beginning of the period plus new subscribers during the period less cancellations within the first 90 days on a rolling 12 month basis

***	On a rolling 12 month basis by taking subscribers at the end of the period divided by the sum of the subscribers at the beginning of the period plus additions for the period

****
During the three months ended March 31, 2013, we refined the criteria we use to calculate and report the “Other Data” depicted in the table above, resulting in approximately 119 thousand customers being reclassified out of our Subscriber count and into our Non-Subscriber Customers.

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands, except for per subscriber information)

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated adjusted EBITDA before share related compensation is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation, as well as, dividend equivalent cash payments to restricted stock unit (“RSU”) holders and stock option holders. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

(1) Consolidated adjusted EBITDA before share related compensation, represents consolidated income (loss) before income taxes plus share related compensation, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, interest income (expense) and other income (expense). We believe that the consolidated adjusted EBITDA before share related compensation calculation provides useful information to investors because they are indicators of our operating performance. Consolidated adjusted EBITDA before share related compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use consolidated adjusted EBITDA before share related compensation to evaluate the operating performance of the company and to make compensation and bonus determinations.

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of adjusted EBITDA before share related compensation when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Adjusted EBITDA before share related compensation has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

The following table reconciles consolidated income (loss) before income taxes to consolidated adjusted EBITDA before share related compensation, as defined for the previous five quarters and year-to-date through December 31, 2012. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

	2012 For the Three Months Ended				2013 For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31

Reconciliation from consolidated income before income taxes to consolidated adjusted EBITDA before share related compensation

Consolidated income before income taxes	$10,517	$10,594	$9,372	$3,115	$4,806

Non-cash share based compensation	1,841	1,947	1,795	1,252	1,519

Dividend equivalent payments to RSU holders and option holders	436	371	364	2,078	262

Goodwill, intangible and long-lived asset impairment charges	-	-	-	1,804	-

Depreciation	2,494	2,456	2,533	2,230	2,061

Amortization	885	886	885	886	915

Interest expense, net	151	130	33	93	76

Other (expense) income, net	(34)	(16)	(221)	(202)	272

Consolidated adjusted EBITDA before share related compensation (1)	$16,290	$16,368	$14,761	$11,256	$9,911

For the Year Ended December 31 2012

Reconciliation from consolidated income before income taxes to consolidated adjusted EBITDA before share related compensation

Consolidated income before income taxes	$33,598

Non-cash share based compensation	6,835

Dividend equivalent payments to RSU holders and option holders	3,249

Goodwill, intangible and long-lived asset impairment charges	1,804

Depreciation	9,713

Amortization	3,542

Interest expense, net	407

Other (expense) income, net	(473)

Consolidated adjusted EBITDA before share related compensation (1)	$58,675

For the reconciliation of certain non-GAAP measures visit our website at www.intersections.com.

Contact:

Intersections Inc.
Eric Miller
(703) 488-6100
intxinvestorrelations@intersections.com